UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 21, 2014
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    Departure of Director or Certain Officers
As previously disclosed, on July 9, 2014, Glenn S. Johnson announced his intention to retire from his positions as Executive Vice President of Alaska Air Group, Inc. (the “Company” or “Air Group”), in which capacity he leads the Company’s information technology group, and President of the Company’s wholly-owned subsidiary, Horizon Air Industries, Inc. (“Horizon Air”). Mr. Johnson will remain employed by the Company through September 1, 2014 to ensure a smooth transition to his successors.
(c)    Appointment of Certain Officers
On July 21, 2014, the Board of Directors of Horizon Air appointed David L. Campbell to succeed Glenn S. Johnson as the President of Horizon Air, effective August 11, 2014. Mr. Campbell was also appointed as Horizon Air’s Chief Operating Officer, effective August 11, 2014. A copy of the press release announcing these appointments is attached as Exhibit 99.1 and is incorporated by reference.
Mr. Campbell, 53, most recently served as Vice President, Technical Operations at JetBlue Airways. From December 2009 to January 2014, he was the Vice President, Safety and Operational Performance at American Airlines. From May 2007 to December 2009, Mr. Campbell served as American Eagle Airlines’ Senior Vice President, Technical Operations and Chief Operations Officer. A veteran of the United States Air Force, Mr. Campbell is a graduate of Louisiana Tech University and holds an MBA from the University of Texas at Arlington.
Compensation arrangements for Mr. Campbell have not yet been determined. The Company will file an amended report on Form 8-K under this Item 5.02 within four business days after it makes a determination of such compensation arrangements.
Other than his employment, Mr. Campbell has no reportable relationships with the Company or its affiliates that are required to be disclosed pursuant to Item 401(d) or Item 404(a) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press Release dated July 23, 2014.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant
Date: July 23, 2014
/s/ Keith Loveless
Keith Loveless
Executive Vice President and General Counsel